Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
April 15, 2009	904-398-9400
LANDSTAR SYSTEM REPORTS FIRST QUARTER
DILUTED EARNINGS PER SHARE OF $0.27
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported 2009 first quarter net income of $13.9 million, or $0.27 per diluted share, on revenue of $469.2 million compared to net income of $23.7 million, or $0.45 per diluted share, on revenue of $608.8 million in the 2008 first quarter.
Revenue hauled by BCO Independent Contractors in the first quarter of 2009 was $262.1 million, or 56 percent of revenue, compared to $324.8 million, or 53 percent of revenue, in the 2008 first quarter. In the 2009 and 2008 first quarters, the Company invoiced customers $24.2 million and $57.8 million, respectively, in fuel surcharges that were passed on 100 percent to BCO Independent Contractors and excluded from revenue. Revenue hauled by third-party truck brokerage carriers was $164.2 million, or 35 percent of revenue, in the 2009 first quarter compared to $228.6 million, or 38 percent of revenue, in the 2008 first quarter. Revenue hauled by rail, air and ocean cargo carriers was $33.6 million, or 7 percent of revenue, in the 2009 first quarter compared to $45.8 million, or 8 percent of revenue, in the 2008 first quarter.

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Landstar System, Inc. announced that its Board of Directors has declared a quarterly dividend of $0.04 per share. The dividend is payable on May 29, 2009 to stockholders of record at the close of business on May 7, 2009. It is the intention of the Board of Directors to continue to pay a quarterly dividend. During the 2009 first quarter, Landstar purchased approximately 391,000 shares of its common stock at a total cost of $12.0 million. Currently, there are approximately 2,609,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase programs.
“In the 2009 first quarter, Landstar’s revenue continued to be negatively impacted by the severe downturn in the domestic and global economies,” said Landstar President and Chief Executive Officer Henry Gerkens. “Overall, the number of loads hauled during the 2009 first quarter was approximately 17 percent lower than the number of loads hauled during the 2008 first quarter. The number of loads hauled for shippers in the automotive industry and for shippers in our substitute line haul business were significantly below prior year levels. Volume declines were experienced in just about every sector serviced by the Company. Revenue per load for revenue hauled by the BCO Independent Contractors and Truck Brokerage Carriers decreased in the 2009 first quarter compared to the 2008 first quarter as excess capacity and low freight demand created increased pressure on price.”
Gerkens continued, “Although volume declines compared to the 2008 first quarter remained generally consistent with the year over year volume decline experienced during the last four weeks of December 2008, the increased pressure on price, along with lower fuel surcharge revenue on freight hauled by truck brokerage carriers, caused overall revenue to decline 23 percent quarter over quarter.”
“Regardless of the current economic environment, Landstar’s non-asset based variable cost business model continues to generate significant cash flow and outstanding returns. During the 2009 first quarter, cash from operations was $81 million, compared to $34 million in the 2008 first quarter. At March 28, 2009, there was $147 million available for borrowings under the Company’s senior credit facility, while the ratio of debt to capital was 32 percent. Since December 2008, cash and short term investments increased $32 million to $154 million at March 28, 2009. Trailing twelve month return on average shareholders’ equity remained high at 41 percent and trailing twelve month return on invested capital, net income divided by the sum of average equity plus average debt was 26 percent. Landstar’s balance sheet remains strong.”

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“Although there are some encouraging signs, there is still much uncertainty and as such Landstar will not be providing second quarter 2009 revenue and earnings guidance at this time. However, as an example of how Landstar’s variable cost business model would react under certain negative assumptions, it is worth noting that if one were to assume a revenue decline in the 2009 second quarter over the 2008 second quarter at the same percentage rate of decline experienced in the 2009 first quarter over the 2008 first quarter, and taking into account certain cost reduction actions taken by the Company, Landstar should generate diluted earnings per share in a range of $0.40 to $0.45. This in no way should be interpreted as any sort of guidance, but rather a demonstration of the resiliency of our model and that Landstar’s ability to generate earnings is somewhat insulated from possible effects of a prolonged recession. ”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 5:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s First Quarter 2009 Earnings Release Conference Call.”
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2008 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:
Landstar System, Inc. delivers safe, specialized transportation and logistics services to a broad range of customers worldwide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation and logistics capacity providers. Through its operating subsidiaries, Landstar delivers excellence in complete transportation logistics services and solutions. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	March 28,	March 29,
	2009	2008

Revenue	$469,247	$608,828
Investment income	425	1,096

Costs and expenses:
Purchased transportation	351,324	465,029
Commissions to agents	38,324	46,814
Other operating costs	7,450	6,584
Insurance and claims	9,002	9,521
Selling, general and administrative	34,369	35,857
Depreciation and amortization	5,485	5,130

Total costs and expenses	445,954	568,935

Operating income	23,718	40,989
Interest and debt expense	1,163	2,142

Income before income taxes	22,555	38,847
Income taxes	8,661	15,104

Net income	$13,894	$23,743

Earnings per common share	$0.27	$0.45

Diluted earnings per share	$0.27	$0.45

Average number of shares outstanding:
Earnings per common share	51,575,000	52,601,000

Diluted earnings per share	51,782,000	53,003,000

Dividends paid per common share	$0.0400	$0.0375

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	March 28,	Dec 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$130,378	$98,904
Short-term investments	23,860	23,479
Trade accounts receivable, less allowance of $6,926 and $6,230	232,206	315,065
Other receivables, including advances to independent contractors, less allowance of $5,016 and $4,298	18,251	10,083
Deferred income taxes and other current assets	20,554	27,871

Total current assets	425,249	475,402

Operating property, less accumulated depreciation and amortization of $111,600 and $106,635	125,803	124,178
Goodwill	31,134	31,134
Other assets	34,350	32,816

Total assets	$616,536	$663,530

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$23,835	$32,065
Accounts payable	88,037	105,882
Current maturities of long-term debt	26,274	24,693
Insurance claims	24,016	23,545
Accrued income taxes	11,921	12,239
Other current liabilities	33,246	38,161

Total current liabilities	207,329	236,585

Long-term debt, excluding current maturities	91,216	111,752
Insurance claims	38,217	38,278
Deferred income taxes	24,848	23,779

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,150,467 and 66,109,547 shares	662	661
Additional paid-in capital	156,693	154,533
Retained earnings	716,157	704,331
Cost of 14,815,905 and 14,424,887 shares of common stock in treasury	(617,786)	(605,828)
Accumulated other comprehensive loss	(800)	(561)

Total shareholders’ equity	254,926	253,136

Total liabilities and shareholders’ equity	$616,536	$663,530

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended
	March 28,	March 29,
	2009	2008
Revenue generated through (in thousands):

Business Capacity Owners (1)	$262,065	$324,804
Truck Brokerage Carriers	164,243	228,633
Rail intermodal	19,318	33,789
Ocean carriers	8,851	8,434
Air carriers	5,387	3,589
Other (2)	9,383	9,579

	$469,247	$608,828

Number of loads:

Business Capacity Owners (1)	170,650	203,200
Truck Brokerage Carriers	117,650	142,030
Rail intermodal	9,580	14,980
Ocean carriers	1,240	1,250
Air carriers	3,260	1,990

	302,380	363,450

Revenue per load:

Business Capacity Owners (1)	$1,536	$1,598
Truck Brokerage Carriers	1,396	1,610
Rail intermodal	2,016	2,256
Ocean carriers	7,138	6,747
Air carriers	1,652	1,804

	March 28,	March 29,
	2009	2008
Truck Capacity

Business Capacity Owners (1)(3)	8,424	8,277

Truck Brokerage Carriers:
Approved and active (4)	14,877	15,820
Approved	10,682	9,515

	25,559	25,335

Total available truck capacity providers	33,983	33,612

Agent Locations	1,445	1,375

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 9,013 and 8,856 at March 28, 2009 and March 29, 2008, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.